July 18, 2003


WNC Housing Tax Credit Fund VI, L.P., Series 11
WNC Housing Tax Credit Fund VI, L.P., Series 12
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

             Re:   Registration Statement on Form S-11

Gentlemen:

         We have examined the above-referenced Registration Statement to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration under the Securities Act of 1933, as amended, of 50,000 limited partnership units (the "Units"). The Units are to be offered and sold by and through selected member-dealers of the National Association of Securities Dealers, Inc. on a "best efforts" basis.

         As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Units.

         It is our opinion that upon completion of the proposed additional proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Units, consisting of the completion of the registration of the Units under the Securities Act of 1933, and upon completion of the proceedings being taken in order to permit the offer and sale of the Units in accordance with the securities laws of the respective states, the Units, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, and, upon payment of the consideration therefor specified in the Registration Statement, will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                                     Very truly yours,



                                                     /s/ DERENTHAL & DANNHAUSER
                                                     DERENTHAL & DANNHAUSER